                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  M~WAVE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                     36-3809819
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                              475 INDUSTRIAL DRIVE
                          WEST CHICAGO, ILLINOIS 60185
          (Address of principal executive offices, including zip code)


                     M~WAVE, INC. 2003 STOCK INCENTIVE PLAN
        STOCK OPTION AGREEMENT BETWEEN M~WAVE, INC. AND GERALD M. MAYER,
                         DATED AS OF SEPTEMBER 1, 2003
  NONSTATUTORY STOCK OPTION AGREEMENT BETWEEN M-WAVE, INC. AND GERALD M. MAYER,
                         DATED AS OF SEPTEMBER 1, 2003
            AMENDED AND RESTATED M~WAVE, INC. 1992 STOCK OPTION PLAN
                            (Full Title of the Plans)


                                  CARL R. KLEIN
                              FREEBORN & PETERS LLP
                         311 S. WACKER DRIVE, SUITE 3000
                             CHICAGO, ILLINOIS 60606
                                 (312) 360-6000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                   PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE     AMOUNT TO            OFFERING PRICE       AGGREGATE             AMOUNT OF
       REGISTERED             BE REGISTERED        PER SHARE*           OFFERING PRICE*       REGISTRATION FEE
-------------------------     -------------        ----------------     ----------------      ----------------
Common Stock, par value       1,944,000 SHARES
     $0.005 per share                              $1.15                $2,235,600            $283.25

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price is based on the average of the high and low prices on the Nasdaq SmallCap Market on September 17, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Pursuant to the Securities Act of 1933, as amended, and the regulations thereunder, the documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Registration Statement and, therefore, are not set forth herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents that we have filed with the SEC are incorporated by reference:

         1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on April 8, 2004, and any further amendments thereto.

         2.    All other reports that we have filed with the SEC pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2003.

         3. The description of our Common Stock contained in our Registration Statement on Form SB-2 (Registration No. 333-118639), filed with the Securities and Exchange Commission on August 27, 2004, including any amendment or report filed for the purpose of updating such description.

         All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the effective date of this Registration Statement and prior to such time as we file a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         (b) Our Certificate of Incorporation permits, and our Bylaws provide for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) We maintain directors' and officers' liability insurance coverage for our directors and officers. This coverage insures these persons against certain losses that may be incurred by them in their respective capacities as directors, officers or employees, with respect to which they may or may not be indemnified under the provisions of our Certificate of Incorporation or Bylaws.

         ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The following exhibits have been filed with this Registration
Statement:


Exhibit No.                      Exhibit
----------                       -------
   5             Opinion of Freeborn & Peters LLP

   23.1          Consent of Grant Thornton LLP

   23.2 Consent of Freeborn & Peters LLP (included with Exhibit 5 to this document)

   24            Powers of Attorney (included as part of the signature page)


         ITEM 9.  UNDERTAKINGS.

         We undertake:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Securities and Exchange Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether our indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, M-Wave, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Chicago, Illinois on September 24, 2004

                                  M~WAVE, INC.



                             By: /s/ Gerald M. Mayer
                             -----------------------
                             Gerald M. Mayer
                              Chief Executive Officer

         Each person whose signature appears below appoints Joseph A. Turek and Paul H. Schmitt, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities indicated on September 24, 2004.


 Signature                       Title
 ---------                       -----

 /s/ Gary Castagna               Director
 /s/ Gerald M. Mayer             Director
 /s/ Joseph A. Turek             Director

 /s/ Jeff Figlewicz              Controller
 ------------------              (Principal Accounting and  Financial Officer)
 (Jeff Figlewicz)

                                  EXHIBIT INDEX


Exhibit No.        Exhibit
-----------        -------
5                  Opinion of Freeborn & Peters LLP

23.1               Consent of Grant Thornton LLP

23.2 Consent of Freeborn & Peters LLP (included with Exhibit 5 of this document)

24                 Powers of Attorney (included as part of the signature page)